SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14c of the

Securities Exchange Act of 1934

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

YUMMIES, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

YUMMIES, INC.

6F., No.516, Sec. 1, Neihu Road, Neihu District

Taipei City 114, Taiwan

INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about [   ], 2018 to the holders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”), of Yummies, Inc., a Nevada corporation (the “Company”), as of the close of business on November 13, 2018 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated November 13, 2018 (the “Written Consent”), of a stockholder of the Company owning at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date (the “Majority Stockholder”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to Yummies, Inc.

The Written Consent authorized and approved Amended and Restated Articles of Incorporation (the “Restated Charter”) to amend our existing Articles of Incorporation, among other things: (i) increase the number of authorized shares of the Company’s Common Stock from 50,000,000 shares to 450,000,000 shares; (ii) authorize the Company to issue 50,000,000 shares of “blank check” Preferred Stock, par value $0.0001 per share; (iii) change the par value of the Company’s Common Stock from $0.001 to $0.0001 per share; (iv) change the purpose of the Company to remove reference to rental of boats and personal watercraft; and (v) remove a provision limiting the number of directors of the Company. A copy of the Restated Charter is attached to this Information Statement as Appendix A.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under the Nevada Revised Statutes (“NRS”), our Articles of Incorporation and our Amended and Restated Bylaws to approve the Restated Charter. Accordingly, the Restated Charter is not presently being submitted to our other stockholders for a vote. The action by Written Consent will become effective when the Company files the Restated Charter with the Nevada Secretary of State.

Please note that this is not a notice of a meeting of Stockholders and no Stockholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing Stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.

/s/ Wei-Hsien Lin
Wei-Hsien Lin

President

GENERAL INFORMATION

This Information Statement is being first mailed on or about [  ], 2018 to stockholders of the Company to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholder.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above, or call our corporate secretary at +886287511886.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE APPROVAL OF THE RESTATED CHARTER.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS

AND THE MAJORITY STOCKHOLDERS

Under the NRS and the Company’s Amended and Restated Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by stockholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.  The approval of the Restated Charter requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock.

Holders of shares of Common Stock are entitled to one vote per share. On the Record Date, the Company had 2,505,000 shares of Common Stock issued and outstanding and.

On November 13, 2018, our sole director unanimously adopted resolutions approving the Restated Charter and recommended that our stockholders approve the Restated Charter as set forth in Appendix A. In connection with the adoption of these resolutions, our sole director elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the Restated Charter in a timely manner.

CONSENTING STOCKHOLDERS

On November 13, 2018, Wei-Hsien Lin, being the record holder of 1,690,000 shares of our Common Stock, constituting approximately 67.5% of the issued and outstanding shares of our Common Stock, consented in writing to the Restated Charter. Accordingly, we have obtained all necessary corporate approvals in connection with the Restated Charter. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the action taken by the Majority Stockholder was by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, when permissible following the expiration of the 20-day period mandated by Rule 14c of the Exchange Act and the provisions of the NRS, file the Restated Charter with the Nevada Secretary of State’s Office. The Restated Charter will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

Our authorized capital currently consists of 50,000,000 shares of Common Stock, par value $0.001 per share. Each share of Common Stock entitles its record holder to one (1) vote per share. Holders of our Common Stock do not have cumulative voting, conversion, redemption rights or preemptive rights to acquire additional shares. At the close of business on the Record Date, we had 2,505,000 shares of Common Stock issued and outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Common Stock as of the Record Date by (i) each of our officers and directors; (ii) all of our officers and directors as a group; and (iii) each person who is known by us to beneficially own more than 5% of our Common Stock. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 6F., No.516, Sec. 1, Neihu Road, Neihu District., Taipei City 114, Taiwan.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Wei-Hsien Lin, President, Treasurer, Secretary and Director	Common Stock	1,690,000	67.5%
All officers and directors as a group (1 person named above)	Common Stock	1,690,000	67.5%

* Less than 1%

(1)	Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our Common Stock.

(2)	A total of 2,505,000 shares of Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of the Record Date. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

We do not currently have any arrangements which if consummated may result in a change of control of the Company.

CHANGES OF CONTROL

On August 29, 2018, the Company entered into and closed the transactions contemplated by a stock purchase agreement between the Company, Wei-Hsien Lin, and Susan Santage, the sole director, President, Treasurer, Secretary and controlling stockholder of the Company at such time. Pursuant to the stock purchase agreement, Mr. Lin purchased 1,690,000 shares of the Company’s Common Stock from Ms. Santage for $325,000, or $0.19231 per share. Such shares represented approximately 67.5% of the Company’s issued and outstanding Common Stock as of the closing. Accordingly, as a result of the transaction, Mr. Lin became the controlling stockholder of the Company.

AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF INCORPORATION

General

The Restated Charter will amend our existing Articles of Incorporation to, among other things: (i) increase the number of authorized shares of the Company’s Common Stock from 50,000,000 shares to 450,000,000 shares; (ii) authorize the Company to issue 50,000,000 shares of “blank check” Preferred Stock, par value $0.0001 per share; (iii) change the par value of the Company’s Common Stock from $0.001 to $0.0001 per share; (iv) change the purpose of the Company to remove reference to rental of boats and personal watercraft; and (v) remove a provision limiting the number of directors of the Company. The full text of the proposed Restated Charter is attached hereto as Annex A.

The Restated Charter will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

Reasons for the Amendments

Increase in Authorized Common Stock

We believe that the increase in our authorized shares of Common Stock will provide us with increased flexibility in meeting future corporate needs and requirements. We have no specific plans or arrangements to issue the additional shares of Common Stock authorized by the Restated Charter. Our board of directors may issue additional shares of Common Stock from time to time as determined by our board of directors for any proper corporate purpose, including equity financings, without stockholder approval, except where required by applicable rules, regulations and laws.

Creation of “Blank Check” Preferred Stock

Pursuant to the Restated Charter, our board of directors will be authorized, subject to limits imposed by relevant Nevada laws, to issue up to 50,000,000 shares of Preferred Stock in one or more classes or series within a class upon authority of the board of directors without further stockholder approval. Any Preferred Stock issued in the future may rank senior to the Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Company, or both. In addition, any such shares of Preferred Stock may have class or series voting rights. We believe that creating such “blank check” Preferred Stock will provide us with greater flexibility in meeting future corporate needs. We have no specific plans or arrangements to issue the shares of Preferred Stock authorized by the Restated Charter.

Change of Par Value

“Par Value” is a dollar value assigned to shares of stock, which is the minimum amount for which each share may be sold. Historically, the concept of par value and the stated capital of a company were to protect creditors and senior security holders by ensuring that a company received at least the par value as consideration for issuance of its shares. Over time, these concepts have lost their significance for the most part. The Company’s Articles of Incorporation currently provides that the par value of the Company’s Common Stock is $0.001 per share. The Company’s sole director believes that, along with the increase in authorized capital, the adjustment in the par value of the Company’s Common Stock from $0.001 per share to $0.0001 per share will cause the Company’s par value to be similar to the par value per share of the common stock of other similarly situated public companies.

Change of Corporate Purpose

Our current Articles of Incorporation state that the purpose of the Company is to engage in the business of rental of boats and personal watercraft and to engage in any and all other lawful business. Since the Company is no longer engaged in the business of rental of boats and personal watercraft, and has not been engaged in this business since 2001, we determined to amend the purpose of the Company remove reference to rental of boats and personal watercraft and instead state that the purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada.

Removal of Limits on Number of Directors

Our current Articles of Incorporation include a provision regarding the number of directors of the Company and state that the minimum number of directors shall be one (1) and the maximum number of directors shall be three (3). Under Nevada law, any amendments to a company’s articles of incorporation must be approved by stockholders. Since the number of directors is not required to be stated in a company’s articles of incorporation under Nevada law, and we may want elect more than three directors in the future without the time and expense of seeking stockholder approval, we determined to remove this provision from our Articles of Incorporation. Under our Amended and Restated Bylaws, our board of directors has the authority to determine the number of directors of the Company.

Possible Effects of the Amendments to our Current Charter

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. The increase in the authorized number of shares of our Common Stock and creation of “blank check” Preferred Stock could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of us, even if the persons seeking to obtain control offers an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. We have no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The amendments to increase the authorized number of shares of our Common Stock and create of “blank check” Preferred Stock were not adopted with the intent that they be utilized as a type of anti- takeover device.

Our stockholders should recognize that, as a result of these amendments, they will own a fewer percentage of shares with respect to our total authorized shares than they presently own and will be diluted as a result of any issuance of shares by us in the future.

There are currently no specific plans, arrangements, commitments or understandings for the issuance of the additional shares of stock which will be authorized.

DISSENTER’S RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the proposed amendments to our Articles of Incorporation and the adoption of the Restated Charter.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

APPENDIX A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

YUMMIES, INC.

Yummies, Inc. (hereinafter referred to as the “Corporation”), a corporation organized and existing under and by virtue of the laws of the State of Nevada, does hereby certify as follows:

1.       The current name of the Corporation is Yummies, Inc.

2.       The original Articles of Incorporation of the Corporation were filed in the Office of the Secretary of State on June 11, 1998.

3.       These Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors of the Corporation pursuant to a unanimous written consent in lieu of a meeting, dated November 13, 2018, and by the holders of a majority of the Corporation’s issued and outstanding capital stock entitled to vote thereon pursuant to a written consent in lieu of a meeting, dated November 13, 2018, in accordance with the provisions of Sections 78.390 and 78.403 of the Nevada Revised Statutes.

4.       The provisions of the Articles of Incorporation of the Corporation as heretofore amended and/or supplemented are hereby restated, integrated and further amended to read in its entirety as follows:

ARTICLE 1

NAME

The name of the corporation is Yummies, Inc. (hereinafter, the “Corporation”).

ARTICLE 2

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada.

ARTICLE 3

AUTHORIZATION TO ISSUE CAPITAL STOCK

The aggregate number of shares which the Corporation shall have the authority to issue is 450,000,000 shares of Common Stock having a par value of $0.0001 per share and 50,000,000 shares of Preferred Stock having a par value of $0.0001 per share. All Common Stock of the Corporation shall be of the same class and shall have the same rights and preferences. The Corporation shall have authority to issue the shares of Preferred Stock in one or more series with such rights, preferences and designations as determined by the Board of Directors of the Corporation. Authority is hereby expressly granted to the Board of Directors from time to time to issue Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Nevada Revised Statutes.

A-1

ARTICLE 4

GOVERNING BOARD

The members of the governing board of the Corporation shall be known as the board of directors. The number of directors comprising the board of directors shall be set forth in the bylaws of the Corporation.

ARTICLE 5

ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by an successor section, statute, or provision. No amendment to these Amended and Restated Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any provision of this Article 5 shall apply to or have any effect on any transaction involving acquisition of control by any person occurring prior to such amendment or repeal.

ARTICLE 6

COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Amended and Restated Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any provision of this Article 6 shall apply to or have any effect on any transaction with an interested stockholder occurring prior to such amendment or repeal.

A-2

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this ___ day of _____________, 2018.

YUMMIES, INC.

By:
Name:	Wei-Hsien Lin
Title:	President

A-3